PATRIOT TRANSPORTATION HOLDING, INC./NEWS
            Contact: 		John D. Milton, Jr.
                	        Chief Financial Officer	 904/396-5733



PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF FISCAL YEAR 2014

Jacksonville, Florida; May 7, 2014 - Patriot Transportation Holding, Inc. (NASDAQ-PATR) reported net income of $1,703,000 or $.18 per diluted share in the second quarter of fiscal 2014, a decrease of $568,000 or 25.0% compared to net income of $2,271,000 or $.24 per diluted share in the same period last year. Net income for the first six months of fiscal 2014 was $4,044,000 or $.42 per diluted share, a decrease of $1,350,000 or 25.0% compared to net income of $5,394,000 or $.56 per diluted share for the same period last year. The first quarter of fiscal 2013 included a gain of $681,000 after income taxes on the sale of investment land.


Second Quarter Operating Results. For the second quarter of fiscal 2014, consolidated revenues were $39,907,000, an increase of $6,039,000 or 17.8% over the same quarter last year.

Transportation segment revenues were $31,900,000 in the second quarter of 2014, an increase of $4,724,000 over the same quarter last year. Revenue miles increased 19.7% compared to the second quarter of fiscal 2013 due to the Pipeline acquisition on November 7, 2013, additional business growth and a longer average haul length. Revenue per mile decreased 2.0% over the same quarter last year due to a longer average haul length, a change in the mix of business and lower rates on the business acquired in the Pipeline acquisition.

Mining royalty land segment revenues for the second quarter of fiscal 2014 were $1,226,000, a decrease of $18,000 or 1.4% over the same quarter last year due to a shift in production at one location decreasing the share of mining on property owned by the Company.

Developed property rentals segment revenues for the second quarter of fiscal 2014 were $6,781,000, an increase of $1,333,000 or 24.5%
due to higher occupancy, snow removal reimbursements, revenue on the 125,550 square foot build to suit building completed and occupied during the quarter and revenue on the 5 buildings added June 2013 related to the purchase of Transit Business Park. Occupancy at March 31, 2014 was 89.8% as compared to 88.5% at March 31, 2013.
The second quarter of Fiscal 2014 contains an additional
232,000 square feet of rentable space at Transit Business Park and another 125,550 square feet of Patriot Business Park which expanded our total leasable space by roughly 10% while still increasing total occupancy to 89.8%.

                          Continued

Consolidated operating profit was $3,146,000 in the second quarter of fiscal 2014, a decrease of $1,162,000 or 27.0% compared to $4,308,000 in the same period last year. Despite a 17% increase in revenues, operating profit in the transportation group for the 2nd quarter decreased $1,024,000 or 53%. This decrease in margin was driven by several inter-related items: (i) after the acquisition of Pipeline in the first quarter, we had significant driver attrition. Simultaneously, we won several new accounts throughout our system with great long-term prospects. In order to service both shortfalls we hired drivers in every available market and temporarily moved them to locations with driver shortages. While this enabled us to service our customers, we did so at increased expense. Out-of-town driver pay and per diem costs were $303,000 for the quarter and driver training expense increased $128,000; (ii) though not directly related to the driver turnover, wreck expense increased $120,000; and (iii) because of equipment demand from the new accounts, we delayed normal equipment trade-ins which lowered equipment sales by $225,000 vs. the second quarter of last year. As we hire drivers in the appropriate markets, these expenses will abate, and while we have made progress, we are not yet at equilibrium. During January, the number of out-of-town drivers reached its peak of 35 and as of March 31 had been reduced to 17. Operating profit in the mining royalty land segment decreased $47,000 or 5.1% primarily due to a shift in production at one location decreasing share of mining on property owned by the Company. Operating profit in the Developed property rentals segment increased $64,000 or 3.0% due to higher occupancy, the 125,550 square foot build to suit building completed and occupied during the second quarter 2014, and the addition of Transit Business Park offset by higher property taxes and professional fees. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $824,000 in the second quarter of fiscal 2014, an increase of $155,000 compared to the same period last year primarily due to the higher market value associated with the annual director stock grant.

Gain on investment land sold for the second quarter of fiscal
2014 included $22,000 of deferred profits on prior year land sales.

Interest expense decreased $234,000 over the same quarter last year due to a declining mortgage principal balance and higher capitalized interest. The amount of interest capitalized on real estate projects under development was $60,000 higher than the same quarter in fiscal 2013.

Income tax expense decreased $363,000 over the same quarter last year due to lower earnings compared to the same quarter last year.

Six Months Operating Results.  For the first six months of fiscal
2014, consolidated revenues were $78,727,000, an increase of $11,802,000 or 17.6% over the same period last year.

Transportation segment revenues were $63,491,000 in the first six months of 2014, an increase of $9,676,000 over the same period last year. Revenue miles in the first six months of fiscal 2014 were up 21.0% compared to the first six months of fiscal 2013 due to the Pipeline acquisition on November 7, 2013, business growth and a longer average haul length. Revenue per mile decreased 2.7% over the same period last year due to a longer average haul length and lower rates on the business acquired in the Pipeline acquisition.

Mining royalty land segment revenues for the first six months of fiscal 2014 were $2,494,000, a decrease of $81,000 or 3.1% over the same period last year due to a shift in production at one location decreasing the share of mining on property owned by the Company.

Developed property rentals segment revenues for the first six months of fiscal 2014 were $12,742,000, an increase of $2,207,000 or 20.9% due to higher occupancy, snow removal reimbursements, revenue on the 117,600 square foot build to suit building completed and occupied during the quarter ended March 2013, revenue on the 5 buildings added June 2013 related to the purchase of Transit Business Park and revenue on the 125,550 square foot build to suit building completed and occupied during the quarter ended March 2014. Occupancy at March 31, 2014 was 89.8% as compared to 88.5% at March 31, 2013.

Consolidated operating profit was $7,270,000 in the first six months of fiscal 2014, a decrease of $1,446,000 or 16.6% compared to $8,716,000 in the same period last year. Despite an 18% increase in revenues, operating profit in the transportation group for the six months decreased $1,365,000 or 36.7%. This decrease in margin was driven by the same inter-related items detailed in our discussion of second quarter operating results above. As we hire drivers in the appropriate markets, we expect expenses to abate, and while we have made progress, we are not yet at equilibrium. As of March 31, the number of out-of-town drivers had been reduced to 17.
Operating profit in the mining royalty land segment decreased $131,000 or 6.7% primarily due a shift in production at one location decreasing share of mining on property owned by the Company. Operating profit in the Developed property rentals segment increased $296,000 or 7.4% due to higher occupancy, the 117,600 square foot build to suit building completed and occupied during the second quarter 2013, the addition of Transit Business Park and the 125,550 square foot build to suit building completed and occupied during the second quarter 2014 offset by higher property taxes and professional fees. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $1,178,000 in the first six months of fiscal 2014, an increase of $246,000 compared to the same period last year primarily due to the higher market value associated with the annual director stock grant.

Gain on investment land sold for the first six months of fiscal
2014 included $78,000 of deferred profits on prior year land sales. Gain on investment land sold for the first six months of fiscal 2013 included a gain on the sale of the developed property rentals Commonwealth property of $1,116,000 before income taxes. The book value of the property was $723,000.

Interest expense decreased $351,000 over the same period last year due to a declining mortgage principal balance offset by lower capitalized interest. The amount of interest capitalized on real estate projects under development was $15,000 lower than the same period in fiscal 2013.

Income tax expense decreased $863,000 over the same period last year due to lower earnings compared to the same period last year.


Summary and Outlook. Transportation revenues for the first six months of fiscal 2014 increased $9,676,000 or 18.0% over the first six months of 2013. The bottom line contribution of these additional revenues was not achieved as duplicate expense of temporarily transferred drivers and extra driving and training pay nullified any return on the added revenues. The company has been adding approximately five net new drivers a month, exclusive of the Pipeline acquisition, for the last nine months and anticipates continuing a similar addition of drivers. As permanent drivers are added to our employment rolls the company expects that the added revenues will become contributory to our profitability.

Developed property rentals occupancy has increased from 88.5% to 89.8% over March 31, 2013 as the market for new tenants has improved and traffic for vacant space has increased. Occupancy at March 31, 2014 and 2013 included 8,200 square feet or .2% and 25,660 square feet or .9% respectively for temporary leases under a less than full market lease rate. In November 2013 the Company signed an agreement to sell 4.4 acres at Patriot Business Park for $2,000,000. The book value of the property at March 31, 2014 was $1,319,000. The sale closed on April 21, 2014.

The Company anticipates commencement of construction of the first phase of the four phase Anacostia development in mid 2014 with lease up scheduled between late 2015 and all of 2016.


Conference Call.   The Company will also host a conference call
on Wednesday afternoon, May 7, 2014 at 1:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-351-6803 (pass code 36584) within the United States. International callers may dial 1-334-323-7224 (pass code 36584). Computer audio is available via the Internet through the Conference America, Inc. website at http://64.202.98.81/conferenceamerica or via the Company's website at http://www.patriottrans.com. If using the Company's website, click on the Investor Relations tab, then select
Patriot Transportation Holding, Inc. Conference Stream, next select the appropriate link for the current conference. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-0140. The passcode of the audio replay is 71336533. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; demand for flexible warehouse/office facilities;
ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities. The Company's real estate group, comprised of FRP Development Corp. and Florida Rock Properties, Inc., acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.


Continued

    PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF INCOME
           (In thousands except per share amounts)
                         (Unaudited)


                     THREE MONTHS ENDED  SIX MONTHS ENDED
                                 MARCH 31,
        MARCH 31,

2014


                              2014       2013

2014

2013

                              ----       ----     ----     ----

Revenues:
 Transportation
               $
31,900



 27,176



63,491



53,815
 Mining royalty land

           1,226



1,244



2,494



2,575
 Developed property rentals

6,781



5,448



12,742



10,535
                              -------    ------   ------   ------
Total revenues

39,907



33,868



78,727



66,925


Cost of operations:

 Transportation

31,003



25,255



61,138



50,097
 Mining royalty land

347



318



676



626
 Developed property rentals

4,587



3,318



8,465



6,554
 Unallocated corporate

824



669



1,178



932
                               ------    ------   ------    -----

Total cost of operations

36,761



29,560



71,457



58,209


Operating profit:
 Transportation

897



1,921



2,353



3,718
 Mining royalty land

879



926



1,818



1,949

 Developed property rentals

2,194



2,130



4,277



3,981

 Unallocated corporate

(824
)


(669
)


(1,178
)


(932
)
                               -------    ------  -------   ------

Total operating profit

3,146



4,308



7,270



8,716


Gain on investment land sold

22



-



  78



1,116

Interest income and other

-



5



1



 37

Equity in loss of joint ventures

(31
)


(11
)


(63
)


(19
)

Interest expense

(346
)


(580
)


(657
)


(1,008)
                                ------    ------   ------  -------


Income before income taxes

2,791


   3,722



6,629



8,842

Provision for income taxes

(1,088
)


(1,451
)


(2,585
)


(3,448
)
                               -------    ------  -------  -------


Net income
                     $
1,703



  2,271



4,044



5,394
                               =======   ======   ======   ======



Comprehensive Income
           $
1,703



2,271



4,044



5,394
                               =======   ======   ======   ======


Earnings per common share:

  Basic

0.18



0.24



0.42



0.57

  Diluted

0.18



0.24



0.42



0.56


Number of shares (in thousands)
















  used in computing:
















  -basic earnings per common
   share

9,619



9,527



9,593



9,481
  -diluted earnings per common
   share

9,707



9,599



9,690



9,565



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